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Exhibit 3.20

RKO GENERAL, INC.
BY-LAWS

(As Amended through April 2, 2002)

ARTICLE I

OFFICES

        Section 1.    Principal Office.    The principal office of RKO General, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

        Section 2.    Other Offices.    The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meeting.    All meetings of the stockholders of the Corporation for the election of directors shall be held at the office of the Corporation in the State of Delaware, or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed by the respective notices or waivers of notice thereof. A notice of any change of such place of meeting shall be given to each stockholder entitled to vote at least twenty days before the election is held in person or by letter mailed to him at his post office address last known to the Secretary of the Corporation. All other meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 2.    Annual Meetings.    The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and date as may be designated by the Board of Directors from time to time. If the election of directors shall not be held at the annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

        Section 3.    Special Meetings.    A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, by the President or by order of the Board of Directors.

        Section 4.    Notice of Meetings.    Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given at least ten days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address last known to the Secretary of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, cable, radio or wireless. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless waive notice of any meeting whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

        Section 5.    List of Stockholders.    It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger, to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order. For said ten days such list shall be open to the examination of any stockholder at the place where said election is to be held, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any election, they shall be ineligible for any office at such election. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

        Section 6.    Quorum.    At each meeting of the stockholders, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of all the stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the holders of the number of shares required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, if the holders of the number of shares required in respect of such other matter or matters shall be present.

        Section 7.    Organization.    At each meeting of the stockholders, the Chairman of the Board of Directors ("Chairman of the Board"), or, in the absence of such officer, the President, or, in the absence of the President, a Vice President, or, in the absence of all of said officers, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at each meeting of the stockholders, or, in the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person to act as secretary of the meeting.

        Section 8.    Transaction of Business.    At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise in these by-laws expressly provided.

        Section 9.    Voting.    Each stockholder of the Corporation shall, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation or by these by-laws, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his name on the books of the Corporation;

        (1)   On the date fixed pursuant to Section 2 of Article V of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting; or

        (2)   if no such record date shall have been fixed, then at the date of such meeting; except that at all elections of directors of the Corporation each such stockholder shall be entitled to as many votes as shall equal the number of such shares of stock registered in his name on such date, multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as such stockholder may see fit. Except where the transfer books of the Corporation have been closed or a date has been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election of directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors.

ARTICLE III

BOARD OF DIRECTORS

        Section 1.    General Powers.    The property, affairs and business of the Corporation shall be managed by the Board of Directors.

        Section 2.    Number, Qualification and Term of Office.    The number of directors shall be not more than nine and not less than three, which number shall be fixed from time to time by action of the Board of Directors. Until so fixed, the number of directors shall be five. Directors need not be stockholders. The directors shall be elected annually in the manner provided in these by-laws and each director shall hold office until the annual meeting held next after his election and until his successor shall have been elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    Quorum and Manner of Acting.    Except as otherwise provided by statute or by these by-laws, one third of the total number of directors but not less than three directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

        Section 4.    Place of Meeting, Etc.    The board of Directors may hold its meetings at such place or places within or without the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. Directors of the Corporation may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation in such meeting shall constitute presence in person at such meeting. The Corporation may have one or more offices and, subject to the applicable provisions of the laws of the State of Delaware, may keep the books and records of the Corporation at such place or places within or outside the State of Delaware as the Board may from time to time determine.

        Section 5.    First Meeting.    The Board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on a day and at a place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

        Section 6.    Regular Meetings.    Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. Notice of regular meetings need not be given.

        Section 7.    Special Meetings; Notice.    Special meetings of the Board of Directors shall be held whenever called by any of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least 24 hours before such meeting, or shall be sent to him at such place by telegraph, cable, radio or wireless or be delivered personally or by telephone, not later that the day before the date on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these by-laws expressly provided. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio or wireless whether before or after such meeting be held or if he shall be present at the meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

        Section 8.    Organization.    At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence, the President, or in the absence of the President, a director chosen by a majority of the directors present shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman shall act as secretary of the meeting.

        Section 9.    Removal of Directors.    Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in interest of the holders of record of the stock of the Corporation having voting power at a special meeting of the stockholders of the Corporation called for the purpose, and a vacancy in the Board caused by such removal may be filled by the stockholders at such meeting.

        Section 10.    Vacancies.    Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by the majority vote of the remaining directors then in office, though less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected, shall, except as otherwise provided in these by-laws, hold office for a term to expire at the annual election of directors, and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided.

        Section 11.    Committees.    The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee to the extent provided in the resolution of the Board of Directors, and in any event the Executive Committee provided for below in this Section 12, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these by-laws; and, unless the resolution constituting the committee expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, except that the Executive Committee shall have the power or authority to declare a dividend.

        In particular, the Board of Directors may create from its membership an Executive Committee of not less than two members. During the intervals between meetings of the Board of Directors, the Executive Committee, if any, unless restricted by applicable law, shall possess and may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Corporation including the declaration of any dividend. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter and shall be subject to revision or rescission by the Board, provided, however, that rights of third parties shall not be affected by any such action of the Board. In every case, the affirmative vote of a majority of the members of a committee or their alternates present at a meeting at which a majority of the members or their alternates are present, or the consent of all of the members of a committee, shall be necessary for the approval of any action, and action may be taken by a committee without a formal meeting by written consent of all of the members thereof. Members of a committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meetings can hear each other, and such participation in such meeting shall constitute presence in person at such meeting. Each committee shall meet at the call of any member thereof and shall keep a written record of all actions taken by it. At each meeting, each committee may appoint a chairman and, at its discretion, may appoint a secretary of the meeting, provided that the Chairman of the Executive Committee shall act as such at each meeting of the Executive Committee at which he is present.

ARTICLE IV

OFFICERS

        Section 1.    Number.    The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Controller, a Secretary and other such officers as the Board of Directors shall determine. Any person may hold more than one office. The Board of Directors may elect one or more, or designate any existing Vice Present or Vice Presidents to be, an Executive Vice President or Executive Vice Presidents or a Senior Vice Present or Senior Vice Presidents with such duties and powers as generally accrue to such officers.

        Section 2.    Election, Term of Office and Qualifications.    The officers shall be elected annually by the Board of Directors, except that the Board of Directors may at any time elect officers to newly created offices or to fill vacancies caused by death, resignation, removal, disqualification, or any other cause. Each officer shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board and the President shall be chosen from among the directors.

        Section 3.    Removal.    Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these by-laws.

        Section 4.    The Chairman of the Board.    The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision of the property, affairs and business of the Corporation, and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of Stockholders and the Board of Directors and shall have power to call special meetings of the stockholders and also of the Board of Directors, to be held at such time as he shall deem proper. He shall at each annual meeting and from time to time report to the stockholders and to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their notice; may sign with the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary any or all certificates of stock of the Corporation; may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors or as prescribed by these by-laws.

        Section 5.    The President.    Subject to the control of the Board of Directors and the Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have general supervision of the day-to-day operations of the Corporation. At the request of the Chairman of the Board, or in his absence or disability, the President shall perform all the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The President may sign with the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary any or all certificates of stock of the Corporation; may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these by-laws to some other officer or agent of the Corporation; and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

        Section 6.    Vice Presidents.    In the absence or disability of the Chairman of the Board and the President, the Vice President designated by the Board of Directors (or in the absence of such designation, the Vice President designated by the Chairman of the Board or by the President) shall perform all the duties of any such officer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, such officer. Any Vice President may sign and execute all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these by-laws to some other officer or agent of the Corporation, and may also sign with the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary any or all certificates of stock of the Corporation. Any Vice President shall have such other duties and powers as may, from time to time, be assigned to him by the Board of Directors, the Chairman of the Board or the President.

        Section 7.    The Secretary.    The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the corporate records customarily kept by the Secretary and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; shall keep or cause to be kept a register of the name and post office address of each stockholder, and shall make or cause to be made all proper changes in such register; may sign with the Chairman of the Board or the President or any Vice President any or all certificates of stock of the Corporation; and in general, the Secretary shall have such duties and powers as are incident to the office of the Secretary and such other duties and powers as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board or the President.

        Section 8.    The Treasurer.    The Treasurer shall have charge and custody of all funds, securities and other similar property of the Corporation; shall deposit all such funds in the name of the Corporation in such depositories as may be selected by the Board of Directors; shall enter or cause to be entered in the books of the Corporation to be kept for the purpose, a full and accurate record of all monies received and paid out on account of the Corporation; shall receive and give receipt for monies due and payable to the Corporation from any source whatsoever; may sign with the Chairman of the Board or the President or any Vice President any and all certificates of stock of the Corporation; and shall in general have such duties and powers as are incident to the office of Treasurer, and such other duties and powers as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board or the President.

        Section 9.    Assistant Secretaries.    At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chairman of the Board or the President.

        Section 10.    Assistant Treasurers.    At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chairman of the Board or the President.

        Section 11.    The Controller.    The Controller shall develop company accounting and control objectives and policies for the approval of the Chairman of the Board or the President; direct the standardization of accounting reports, procedures and management controls for headquarters and division management; and supervise the accounting operation at corporate headquarters. He shall have authority to execute instruments on behalf of the Corporation relating to the operation of the Corporation's business and to execute on behalf of the Corporation any and all reports, returns and other documents required to be submitted by the Corporation to any governmental department or agency.

        Section 12.    Divisional Operation.    The Board of Directors and, subject to the Board of Directors, the Chairman of the Board or the President may create one or more main operating divisions of the Corporation or one or more operating sub-divisions of any division of the Corporation.

        The Board of Directors or the Chairman of the Board or the President may assign an officer or employee of the Corporation to one (or more than one) of the divisions or sub-divisions who shall, subject to the direction of the Board of Directors and the Chairman of the Board and the President, supervise and control the business of such divisions or sub-divisions and all officers, agents and employees of the Corporation whose principal duties are in connection with the business of such division or sub-division. The officer or employee so assigned to a division or sub-division shall be entitled, if the Board of Directors or the Chairman of the Board or the President shall so determine, to use the title of "President" or "General Manager" of that division or sub-division in connection with the operation of the business of such division or sub-division.

        If the Board of Directors of the Corporation or the Chairman of the Board or the President shall so determine

          (a)   the executive or executives of any division or sub-division immediately subordinate to its "President" or "General Manager" shall be entitled to use the title of "Vice President" of the division or sub-division in connection with the business of such division or sub-division.;

          (b)   the chief financial executive and the chief accounting executive in each division or sub-division shall be entitled to use the title "Treasurer" or "Controller" respectively of such use the title division or sub-division in connection with the business of such division or sub-division; and,

          (c)   the principal assistant to such chief financial executive or to such chief accounting executive shall be entitled to use the title "Assistant Treasurer" or the title "Assistant Controller" of such division or sub-division in connection with the business of such division or sub-division.

        Persons so authorized by the Board of Directors or the Chairman of the Board or the President to use the titles "President", "General Manager", "Vice President", "Treasurer", "Controller", "Assistant Treasurer" or "Assistant Controller" of a division or sub-division need not also be officers of the Corporation, and no person shall be an officer of the Corporation unless elected as such pursuant to Section 2 of Article IV of these by-laws.

ARTICLE V

MISCELLANEOUS

        Section 1.    Checks, Drafts, etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors; provided, however, that facsimile signatures (in lieu of actual signatures) of officers of the Corporation may be used on checks of the Corporation drawn upon such of its payroll bank accounts as shall from time to time be designated by resolution adopted by the Board of Directors.

        Section 2.    Closing of Transfer Books.    The Board of Directors may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix in advance, a date not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of the capital stock, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as aforesaid.

        Section 3.    Corporate Seal.    The Corporate Seal of the Corporation shall be in such form as the Board of Directors shall determine.

        Section 4.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by the Board of Directors.

        Section 5.    Gender.    Wherever in these by-laws the masculine gender is used, the reference shall be deemed to refer equally to the masculine or the feminine gender.

ARTICLE VI

AMENDMENTS

        Either the Board of Directors or the stockholders may alter or amend these by-laws at any meeting duly held on notice as above provided, notice of which includes notice of the proposed alteration or amendment.

QuickLinks

  Exhibit 3.20
RKO GENERAL, INC. BY-LAWS (As Amended through April 2, 2002) ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V MISCELLANEOUS
ARTICLE VI AMENDMENTS